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                                                                    EXHIBIT 10.3

                      ASSIGNMENT AND DELEGATION - CONTRACT

WHEREAS, MIDCOM Communications Inc., a Washington corporation ("Assignor") and Northern Telecom Inc., a Delaware corporation ("NT") are parties to the Network Products Purchase Agreement, Number MC-10/96-DM, dated February 3, 1997, and its related attachments ("Agreement") providing, among other undertakings, for the sale and installation of "Equipment", provision of "Services" and the licensing of "Software" (as those terms are defined in the Agreement, collectively "Products") to Assignor, and Assignor hereby wishes to assign certain of the Assignor's rights and obligations under the Agreement, all as set forth below, to Comdisco, Inc., a Delaware corporation ("Assignee") and hereby requests NT's consent to such assignment and delegation;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. The Products shall be leased by Assignee to Assignor pursuant to Equipment Schedule No. 2 (01-SL78683-00) to the Master Lease Agreement dated as of January 15, 1997 by and between the Assignor and Assignee (collectively the "Lease").

2. Assignor hereby assigns, transfers and sets over to Assignee all of Assignor's rights under the Agreement except as described in paragraph 4 below. NT hereby consents to such assignment. The rights being assigned shall include, but are not limited to, all rights of the Assignor under the Agreement to purchase the Equipment and to receive the license to use the Software.

3. Assignor hereby delegates and Assignee hereby agrees to perform all of Assignor's obligations under the Agreement as such obligations relate to payment of the "Price" (defined as the purchase price of the Equipment, Services and the license charges for the Software) and any applicable taxes to the same extent as if the Assignor were the purchaser under the Agreement. NT agrees that Assignee shall have no duty to perform any of Assignor's obligations under the Agreement, and shall not assume any responsibility for any Risk of Loss prior to delivery of the Equipment and Software to Assignee and any cancellation or other penalties which may arise under the Agreement, other than the obligation to pay the Price and any applicable taxes.

4. NT agrees that upon the "Turnover Date" (with respect to any Products installed by NT, the date on which NT provides the Turnover Notice to Lessee) rights under the Software license shall vest in Assignor, as applicable in respect to testing, turnover and acceptance of the Product(s). NT agrees that title to the Equipment shall vest in Assignee upon full payment to NT for such Product(s) and that upon full payment to NT, Assignor shall be granted a personal, non-exclusive, paid up license to use the version of the Software furnished to Assignor only in conjunction with Assignor's use of the Equipment with respect to which such Software was furnished for the life of that Equipment as it may be repaired or modified. Assignor agrees to abide by all of the terms and conditions of the Software license as set forth in Exhibit B of the Network Product Purchase Agreement Number MC-10/96-DM referenced above between Assignor and NT.


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                                                          ASSIGNMENT AND
                                                          DELEGATION CONTRACT
                                                          DATED FEBRUARY 3, 1997
                                                          PAGE 2


5. Nothing contained herein or elsewhere shall be deemed to modify, limit or expand the rights, warranties, remedies, liabilities and/or any limitation of right, warranties, remedies and liabilities contained in the Agreement. Notwithstanding anything in this Assignment and Delegation to the contrary, neither the Assignor nor the Assignee shall have any greater rights, warranties or remedies than are provided to the Buyer under the Agreement. Any rights pertaining to the enforcement of warranties or remedies under the Agreement shall be for the benefit of and enforceable solely by Assignor as against NT during the term of the Lease.

6. NT hereby represents and warrants that the Equipment is "New". NT hereby agrees to provide Assignee with a bill of sale upon written request following the full payment of the Price to evidence the passage of title to the Equipment to Assignee free and clear of all claims, liens and encumbrances.

7. NT, Assignor and Assignee further agree, that after full payment for Products has been made to NT, with respect to the Software:

         (i) NT will look solely to Assignor and relieve Assignee for the performance of any terms and conditions of the Network Product Purchase Agreement, Attachments and Exhibit B, the associated Software License Agreement

         (ii) Assignee will obtain no title in the Software except that upon written request to NT and NT's consent, which consent shall not be unreasonably withheld, NT grants to Assignee and any successor to Assignee's title to the Equipment, the right to remarket the Software upon the occurrence of an Event of Default by the Assignor under the Lease or upon termination or expiration of the Lease, provided that NT will have no further obligation to either Assignee or any subsequent user except to permit the use of the Software provided that any such subsequent user agrees in writing to abide by the terms and conditions of the Software license in full and without any reservation whatsoever.

8. Assignor and NT shall not amend, modify, supplement, rescind, cancel or terminate any material term of the Agreement without the prior written consent of Assignee.


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                                                          ASSIGNMENT AND
                                                          DELEGATION CONTRACT
                                                          DATED FEBRUARY 3, 1997
                                                          PAGE 3


9. NT agrees to provide Assignee prompt written notice of any change in configuration (and associated cost) of the Equipment and Software which occurs prior to the date the Equipment and Software is placed into service (the "Cutover Date"). NT also agrees to provide Assignee with prompt written notice of the Cutover Date.

ASSIGNOR:                                ASSIGNEE:
MIDCOM COMMUNICATIONS INC.               COMDISCO, INC.

By:_______________________________       By:____________________________________


Name:_____________________________       Name:__________________________________
              printed                                     printed

Title:____________________________       Title:_________________________________


VENDOR:
NORTHERN TELECOM INC.

By:______________________________

Name:____________________________
             printed

Title:___________________________